Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119832) of Bimini Capital Management, Inc. of our reports dated March 15, 2010, relating to the consolidated financial statements, and the effectiveness of Bimini Capital Management’s internal control over financial reporting, which appear in this Form 10-K.

West Palm Beach, Florida                                                                                   /s/BDO Seidman, LLP
March 15, 2010                                                                                  Certified Public Accountants